UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Nevada	000-51044	01-0668846

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada	89101

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 878-0700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2009, Community Bancorp (Nasdaq:CBON) (the “Company”) and its subsidiary bank, Community Bank of Nevada, entered into a written agreement with the Federal Reserve Board and the State of Nevada Financial Institutions Division to provide the agencies with plans, policies and procedures to strengthen board of director oversight, credit risk management, loan review, asset quality, allowance for loan and lease losses, capital planning, strategic planning and budgeting, liquidity management, and regulatory reporting. The written agreement also restricts the Company from increasing brokered deposits as well as paying dividends and interest on its outstanding trust preferred securities, incurring additional indebtedness and redeeming stock. The common goal of the agreement is to take affirmative action to improve the Company’s and the subsidiary bank’s operations and address the current challenges facing these institutions.

The Agreement also contains a requirement that the Company provide a capital plan to the FRB within 60 days to maintain sufficient capital at the Company and the subsidiary bank. The written agreement does not contain specific target capital ratios to be obtained or specific timelines. Based upon March 31, 2009 call report information, both the Company and the subsidiary bank were considered only “adequately capitalized” by regulatory standards. The Company has engaged investment bankers to assist in its ongoing efforts to increase capital.

A copy of the written agreement is attached hereto as Exhibit 10.1. The foregoing description of the written agreement is summary in nature, and reference is made to Exhibit 10.1 for the complete terms and conditions of the agreement.

Section 8 — Other Events.

Item 8.01 Other Events.

On May 27, 2009, the Company issued a press release announcing the written agreement discussed in Item 1.01, above, and other updates concerning the Company. A copy of the press release is attached hereto as Exhibit 99.1

On May 28, 2009, the Company issued a press release disclosing that it recently received notice from NASDAQ that it was not in compliance with NASDAQ’s continued listing criteria because of its failure to file a 10-K for the year ended December 31, 2008, and a 10-Q for the quarter ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) The following exhibits are included with this Report:

Exhibit 10.1	Written Agreement dated May 27, 2009
Exhibit 99.1	Press Release dated May 27, 2009
Exhibit 99.2	Press Release dated May 28, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP (Registrant)
Date: May 29, 2009	/s/ Edward M. Jamison
Edward M. Jamison, President,
Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Written Agreement dated May 27, 2009
Exhibit 99.1	Press Release dated May 27, 2009
Exhibit 99.2	Press Release dated May 28, 2009